Exhibit 99.2 Third Quarter 2019 October 23, 2019

Safe Harbor Statements and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding: 2019 non-GAAP outlook, including revenue, operating profit, margin rate, earnings per share and adjusted EBITDA; margin rate target for the U.S. business; drivers of future results; expected impact of currency translation, including in Argentina; 2019 cash flow, net debt and leverage outlook and the impact of core organic growth and future acquisitions; capex outlook for 2019 - 2020; future benefit plan payments; results related to the Dunbar acquisition; and planned investment related to Strategy 2.0. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and market or product exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee, environmental and other liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2018, and in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink's. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix and in the Third Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website: www.brinks.com. 2

Third-Quarter Review

(Non-GAAP, $ Millions)

- Solid growth in revenue, operating profit, adjusted EBITDA and EPS despite increased currency headwinds
  - FX translation impact of $17M on operating profit, ~60% worse than prior guidance
- Segment profit up 18%
  - Up 28% organic; 33% constant currency
  - Led by organic and acquisition-related growth in North and South America
- Corporate expense increased $13 million including expected investment in Strategy 2.0 and IT, and higher costs related to share-based compensation and insurance
- Dunbar integration on track; expect to exceed $45M targeted synergies
- Strategy
  - Strategy 1.0 –Continued organic revenue growth and margin expansion
  - Strategy 1.5 – Completed TVS acquisition in Colombia; strong pipeline of additional opportunities in core business
  - Strategy 2.0 – Strategy development and 2019 investment, pilot roll-outs planned
- Guidance reduced to reflect expected incremental impact of $20 million negative currency translation on full-year operating profit (full-year impact ~$80 million)

3

Third-Quarter 2019 Non-GAAP Results Strong Organic Growth More Than Offsets Currency Headwinds (Non-GAAP, $ Millions, except EPS) Revenue +8% Op Profit +7% Adj. EBITDA +7% EPS +11% Constant currency +14% Constant currency +25% Constant currency +20% Constant currency +35% Organic +7% Organic +20% ETR reduced to 31.5% Acq +7% Acq +6% FX (6%) FX (18%) $163 $1.28 +14% $974 vs. PY $120 $925 $145 $108 $136 $1.05 $829 $852 $102 $95 $0.95 $112 $0.84 $76 16.0% 15.7% Margin Margin 11.1% 11.2% 13.5% Margin Margin Margin 9.2% Margin 2017 2018 2019 Const. 2017 2018 2019 Const.Const. 2017 2018 2019 Const. 2017 2018 2019 Const. Curr. Curr. Curr. Curr. Curr. prior guidance Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2017 results in the Appendix. Constant currency represents 2019 results at 2018 exchange rates. Constant currency prior guidance represents 2019 results at the exchange rates assumed in guidance provided on February 6, 2019 and 4 affirmed on July 24, 2019.

North America: Profit Growth in Mexico and U.S. ($ Millions) Revenue +17% Op Profit +15% Constant currency +17% Constant currency +17% 3Q Highlights Organic +4% Organic +12% • U.S. revenue up 22%; operating profit up 17% Acq +13% Acq +5% FX (1%) FX (1%) • U.S. margin of 6.4%; 8% excluding legal settlement and higher integration costs • U.S. full-year margin expected to be at $447 $39 least 8% vs 6.8% in 2018 $383 • Dunbar integration on track to exceed $45 million $34 9.8% Margin8.1% in annualized cost synergies by end of 2020 Margin 8.8% 8.7% • 13% U.S. margin target in 2021 Margin Margin • Continued revenue and profit momentum in 5.4% Mexico Margin 7.8% Margin 2018 2019 2018 2019 Notes: Amounts may not add due to rounding. 5 Constant currency represents 2019 results at 2018 exchange rates.

South America: Strong Organic Growth Partially Offset by FX ($ Millions) Revenue +6% Op Profit +28% Constant currency +24% Constant currency +61% 3Q Highlights Organic +18% Organic +54% • Strong revenue and profit growth driven by Acq +6% Acq +7% FX (18%) FX (33%) Argentina and Brazil; margin up 440 bps to 25.9% • Includes negative FX translation impact: $39 million on revenue, $15 million on profit $229 $216 $59 • Underlying operations strong • Inflation-based price increases and volume growth in Argentina offsetting devaluation $46 • Rodoban integration going well 25.9% • TVS acquisition in Colombia completed 21.5% Margin Margin 2018 2019 2018 2019 Notes: Amounts may not add due to rounding. 6 Constant currency represents 2019 results at 2018 exchange rates.

Third-Quarter Revenue and Operating Profit vs 2018 (Non-GAAP, $ Millions) Revenue Operating Profit % Change 7% 7% 14% (6%) 8% % Change 20% 6% 25% (18%) 7% Constant Constant Currency Currency $63 $974 ( $49 ) $5 $120 ( $17 ) $58 $925 $19 $852 $102 $95 Original FX guidance ~$11M 10.1% Margin 8.8% 10.7% Margin Margin 9.4% Margin 8.4% Margin 2018 Organic Acq / Disp* 2019 FX 2019 2018 Organic Acq / Disp* 2019 FX 2019 Revenue Revenue Revenue Op Profit Op Profit Op Profit Before FX Before FX Nine Months $2,530 $170 $264 $2,964 ($220) $2,744 $243 $63 $29 $334 ($58) $276 % Change 7% 10% 17% (9%) 8% 26% 12% 38% (24%) 14% Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2019 results at 2018 exchange rates. 7 * Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses.

Third-Quarter Adjusted EBITDA and EPS vs 2018 (Non-GAAP, $ Millions, except EPS) Q3 2019 EPS: $1.05 (+11% vs PY) Q3 2018 EPS: $0.95 +7% vs PY $10 $145 $47 $102 ( $22 ) $36 ( $25 ) ( $1 ) $54 Op Profit Net Interest Taxes Non-controlling Income from D&A Interest Exp Share-based Adjusted Interest Continuing Ops & Taxes Compensation EBITDA vs $7 ($6) $2 $1 $4 ($1) $3 $3 $9 2018 Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2019 Earnings Release available in the Quarterly Results section 8 of the Brink’s website www.brinks.com.

2019 Guidance: Negative Currency Translation Increased by $20M ($ Millions) Operating Profit FX Impact: 2019 versus 2018 Average 1 42 42 47 50 49 67 45 50 USD/ARS $20 worse ( $80 ) ( $12 ) ( $60 ) ( $5 ) Other ( $41 ) ( $41 ) (Brazil, Euro, Chile) ( $5 ) ( $5 ) $6 worse $14 worse ( $68 ) ( $22 ) ( $55 ) Argentina ( $17 ) ( $36 ) ( $36 ) ( $11 ) ( $8 ) ( $14 ) ( $18 ) Prior Actual Prior Actual Prior Current Prior Current 1H Q3 Q4 FY Prior Guidance vs Current Guidance Full-year negative impact of translational FX expected to be $80 million $20 million worse than prior guidance 9 1. Current guidance exchange rates are actual through nine months and estimated for Q4 2019

2019 Guidance Changes - Operating Profit, Adj. EBITDA and EPS

(Non-GAAP, $ Millions, except EPS)



OP % Change vs. 2018
~33%
~10%
~43%
(~17%)
(~6%)
~20%
(~6%)
~14%
Adjusted EBITDA
D&A/Other
Operating Profit
$512
$165
$347
10.1% Margin
$113
$35
$675 - $695
~ $190
$485 – $505
($60)
($20)
$590 - $610
~$185
$405 – $425
~11% Margin
($20)
$560 - $580
~ $175 4
$385 – $405
~10.7% Margin
2018 Actual
Organic 1
Acq / Disp 2
Prior 2019 Guidance Constant Currency
FX
2.0 + IT Investment
Prior 2019 Guidance
FX 3
2019 Guidance

EPS	$3.46	$1.33	$0.46	$5.15 - $5.35	($0.79)	($0.26)	$4.10 – $4.30	~($0.20)	$3.90 – $4.10
% Change		38%	13%	49%- 55%	(23%)	(8%)	18% – 24%	~(6%)	13% – 18%

Note: Amounts may not add due to rounding. Constant currency represents 2019 guidance at 2018 guidance exchange rates. See detailed reconciliations of non-GAAP to GAAP results in the Appendix.
1. Organic growth excluding 2.0 + IT Investment.
2. Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses.
3. EPS guidance versus prior guidance also includes the impact of a lower effective income tax rate and noncontrolling interest, offset by increased nonoperating expense.
4. Adjusted EBITDA guidance includes lower forecasted depreciation & amortization and share-based compensation versus prior guidance.

10

Free Cash Flow (incl. completed acquisitions) (Non-GAAP, $ Millions) $570 Adjusted EBITDA Working Capital and Cash Restructuring: Includes DSO $512 $70 improvements offset by cash restructuring, primarily acquisition related $36 $40 Cash Taxes: Higher income offset by lower ETR, FTCs and refund timing $425 $91 $80 Cash Interest: Higher Net Debt (driven by acquisitions) offset by lower rates from 2019 credit agreement amendment $86 $64 Cash Capital Expenditures: (detail in appendix) Maintenance: ~4.5% of Revenue $84 $180 Incremental: Strategic initiatives and acquisitions $27 $155 $170 $200 Free Cash Flow before Dividends $166 $58 1 2017 2018 2019 Actual Actual Target 37% 92% ~98% FCF Conversion – Income1 14% 32% ~35% FCF Conversion – Adjusted EBITDA2 2019 Free Cash Flow Target – More Than Triples in Two Years Note: Amounts may not add due to rounding. Non-GAAP Free Cash Flow excludes the impact of Venezuela operations. See detailed reconciliations of cash flows in the Appendix. 1. FCF Conversion – Income is defined as Free Cash Flow before Dividends divided by Non-GAAP Income (loss) from continuing operations attributable to Brink’s. 11 2. FCF Conversion – Adjusted EBITDA is defined as Free Cash Flow before Dividends divided by Adjusted EBITDA.

Net Debt and Leverage (Non-GAAP, $ Millions) Net Debt Adjusted EBITDA and Financial Leverage Significant capacity for acquisitions Leverage Ratio2 1.4 ~1.3 2.4 ~2.0 ~2.2 ~3.0 ~ $2,350 Adjusted EBITDA + ~$480 ~$595 ~$620 ~$775 Synergized Acquisitions ~ $1,350 $1,214 $612 ~ $570 ~ $570 $512 $512 $425 $425 Dec 2017 Dec 2018 2019 2019 Actual Actual Pro-forma 1 Pro-forma 2017 2017 2018 2018 2019 2019 1,4 Actual Pro-forma3 Actual Pro-forma3 Pro-forma3 Pro-forma + $1B in Acq. 3,4 + $1B in Acq. Existing Leverage Capacity to Execute Additional Acquisitions 1. Forecasted utilization based on business plan through 2019 including closed acquisitions. 3. Additional pro-forma impact (TTM) based on post-closing synergies through 2020 of closed 2. Net Debt divided by Adjusted EBITDA for Actual, and Net Debt divided by Adjusted EBITDA + acquisitions. Synergized Acquisitions for Pro-forma. 4. Includes assumption of $1 billion in acquisitions with a 6.5x post-integration multiple. 12 Note: See detailed reconciliations of non-GAAP to GAAP results in the appendix

Three-Year Strategic Plan - Strategy 1.0 + 1.5 Organic Growth + Acquisitions 2019 Adjusted EBITDA Target $570 Million – 3-yr CAGR ~19%* Strategy 1.5 Acquisitions • Focus on “core-core” & “core-adjacent” 2019 • Capture synergies & improve density13.3% Adj. EBITDA $115 • 13 Acquisitions closed to date Margin Op Profit $100 • $1.1B invested in closed and announced acquisitions to date Strategy 1.0 • Close the Gap Core Organic Growth 2019 • Accelerate Profitable Growth Adj. EBITDA $455 Op Profit $295 • Introduce Differentiated Services – technology-driven 2017 2018 2019 2020 2021 Organic Growth + Acquisitions = Increased Shareholder Value Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix. 13 * Growth rates calculated based on the mid-point of the range

Strategic Plan 2017 – 2019 Operating Profit (Non-GAAP, $ Millions) OP 7.4% ~10.7% Margin $470 -$490 ~ $100 $385 -$405 ~ $100 ~ $380 1.5 $325 Acquisitions 2019 Target ~ $295 $216 March 2017 Investor Day = Organic Includes 1.0 Operating = Closed Acquisitions + 2.0 Profit investment = Share-based Comp expense of $20M 2016 North South Rest of Corporate 2019 Guidance FX 2.0 + IT 2019 Guidance Actual America America World Constant Currency Investment before 2.0 Investment Three-Year Strategic Plan Operating Profit CAGR ~22% Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2016 results in the Appendix. Constant Currency represents 2019 Guidance at 2019 Target exchange rates as of Investor Day March 2, 2017. 14 FX is the impact of foreign currency translation for the base business (excluding acquisitions).

Strategy 2.0 – Total Cash Ecosystem Further Expansion into Cash-Related, High-Value Services Strategy 2.0 • Expand high-margin, high-value, cost-effective service offerings: Expand Services o Increase share with existing customers via a broader array13.3 of% high-value services & Customer Margin o Add new unvended and underserved customers with attractively-priced, high-value services Base 2019 2020 2021 Recent Business Development • Products and services under development for pilots; rollout scheduled for 2020 • Completed acquisition that provides enterprise cash management software solutions to retailers • Brink’s to own & manage entire network of 11,600 ATMs for French bank ~$20M Operational Expenditures in 2019 to Drive High-Margin Growth in 2020 15

Updated 2019 Guidance – Operational Performance Unchanged (Non-GAAP, $ Millions, Adjusted for $20M Incremental Negative FX Impact on Operating Profit except EPS) Revenue +8% Op Profit +14% Adj. EBITDA EPS Constant currency +16% Constant currency +37% Constant currency +28% Constant currency +47% Organic +7% Organic +27% +11% +16% Acq/Disp +8% Acq/Disp +10% FX (8%) FX (23%) $560- ~$3,700 $385- $3.90- 15.8%$580 - $405 ~15.7% $4.10 $3,438 16.3% Margin $512 Margin $3,193 $347 11.2%xx%- $3.46 14.9%15.9% 11.7%Margin $2,908 ~10.7% MarginMargin ~10.9%Margin $3.03 Margin $425 Margin ~15.4% $281 ~14.5% Margin 10.1% 13.3%13.5% Margin Margin $342 MarginMargin 10.1% 14.9% $2.28 $216 9.9%- 8.8% Margin Margin 10.4% 13.3% Margin 13.3% Margin 11.8%12.7% Margin Margin MarginMargin 7.4% 8.8% Margin8.8% 11.8% Margin 11.8% Margin Margin 7.4% Margin Margin7.4% Margin 2016 2017 2018 2019 2016 2017 2018 2019 2016 2017 2018 2019 2016 2017 2018 2019 Guidance Guidance Guidance Guidance See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2016 and 2017 results in the Appendix. 2019 growth rates calculated based on mid-point of range provided vs 2018. Constant currency represents 2019 16 guidance at 2018 exchange rates.

Continued Improvement Expected (Non-GAAP, $ Millions) Operating Profit & Adj. EBITDA 3-yr.CAGR Op Profit ~22% ~15.4% Adj. EBITDA ~19% 14.9% ~15% 13.3% 11.8% Adj. EBITDA ~10.7% Margin 10.1% ~10% 8.8% $560 - $580 7.4% Op Profit $512 Margin ~$475 ~$175 $425 $165 ~ $150 Adj. $342 $144 EBITDA $126 D&A/Other $385- $405 $347 ~ $325 $281 $216 Op Profit 2016 2017 2018 2019 Guidance 2019 Target March 2017 Investor Day Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 17 See detailed reconciliations of non-GAAP to GAAP 2016 and 2017 results in the Appendix.

Appendix

CapEx Expected to Return to ~4.5% of Revenue in 2020 Capital expenditures 2015 – 20201 (Non-GAAP, $ Millions) Higher 2017-19 CapEx reflects investment in strategic initiatives ~$210 High Return Growth $185 $182 CapEx High High Return Return Growth Growth CapEx CapEx ~4.5% of Revenue $124 $106 Facility Equipment / Other IT Armored Vehicles 2015 Actual 2016 Actual 2017 Actual 2018 Actual 2019 Target 2020 Target % Revenue 3.5% 4.2% 5.8% 5.3% ~6% 2 ~4.5% 2 D&A1 $118 $112 $119 $126 Reinvestment Ratio 0.9 1.1 1.6 1.4 1. Excludes CompuSafe® Service 2. Excludes potential acquisitions (through year-end 2019). 19 See detailed reconciliations of non-GAAP to GAAP in the Appendix.

Credit Facility and Debt Structure Debt Balance Credit Facility ~$2.5 B • Interest floats based on LIBOR plus a margin that is a minimum ~$2.2 B Available of 25 bps lower than previous Committed Available Capacity of financing Committed ~$0.8B • Interest rate swap locking Capacity of ~$0.7B $400 million at fixed rate $218 • Current weighted average interest Revolver $340 rate: ~3.85% 1 $593 • Matures February 2024; Term Senior Notes 1 Loan A amortizes at 5% per year $592 1 Term Loan A $777 1 $467 Financing Leases & Other $145 $152 12/31/2018 9/30/2019 Additional ~$122 Million of Capacity to Execute Strategy with Improved Terms 20 1. Net of unamortized issuance costs of $8.0 million on Senior Notes and $1.8 million on Term Loan A as of 12/31/18 and $7.3 million on Senior Notes and $3.1 million on Term Loan A as of 9/30/19.

Comparison to Route-Based Industrial Services Peers[1]

	Peers	Brink's
Specialized fleet	✓	✓
Focus on route density and optimization	✓	✓
Strong recurring revenue	✓	✓
High customer retention	✓	✓
Ability to leverage physical infrastructure	✓	✓
Accretive/high-synergy M&A	✓	✓
Technology-enhanced logistics	✓	✓
Organic growth	~4%	~6%
Adj. EBITDA margin	~23%	~15%
3-yr Adj. EBITDA CAGR	~5%	~19%
EV/2019E Adj. EBITDA multiple	~15x - 17x	~10x

Industrial Services/Route-Based peers include Cintas Corporation (CTAS), Iron Mountain, Inc. (IRM), Rollins, Inc. (ROL), ServiceMaster Global Holdings, Inc. (SERV), Stericycle, Inc. (SRCL), UniFirst Corporation (UNF) and Waste Management, Inc. (WM). See page 23 of the appendix for additional metrics. See detailed reconciliations of non-GAAP to GAAP results in the appendix.

1. Financial metrics and calculations based on 2016-2019 fiscal year-end non-GAAP actuals and estimates, BCO guidance, FactSet data and broker consensus estimates, publically available information, and internal estimates as of October 18, 2019. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations.

21

Compared to Industrial Services/Route-Based Peers[1]...

Growing Faster

Organic Revenue Growth



Brink's
Peer Avg.
7%
~6%
~4%
2019 Guidance
16-19 Avg
'16-'18E
Total Revenue Growth
~8%

19% CAGR Ahead of Peers & Closing the Gap

Adj. EBITDA Margin



Brink's
Peer Avg.
12%
~15%
24%
~23%
2016 Actual
2019 Guidance
2016 Actual
2019 Estimate

Improving Our Cash Flow

FCF[2] as a % of EBITDA



Brink's
Peer Avg.
17%
~35%
~45%
~39%
~46%
2016 Actual
2019 Guidance
2019 Guidance Normalized 4
2016 Actual
2019 Estimate

EBITDA – CapEx[3] as a % of Revenue



Brink's
Peer Avg.
8%
~11%
~12%
~17%
2016 Actual
2019 Guidance
2019 Guidance Normalized 4
2019 Estimate

Why the Valuation Discount?

Forward 2019 EBITDA Multiple



Valuation Gap
~5x - 7x
~10x
~15x - 17x
Brink's
Peers

Industrial Services/Route-Based peers include Cintas Corporation (CTAS), Iron Mountain, Inc. (IRM), Rollins, Inc. (ROL), ServiceMaster Global Holdings, Inc. (SERV), Stericycle, Inc. (SRCL), UniFirst Corporation (UNF) and Waste Management, Inc. (WM). See page 23 of the appendix for additional metrics. See detailed reconciliations of non-GAAP to GAAP results in the appendix.

1. Financial metrics and calculations based on 2016-2019 fiscal year-end non-GAAP actuals and estimates, BCO guidance, FactSet data and broker consensus estimates, publically available information, and internal estimates as of October 18, 2019. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations.
2. Adjusted Cash Flow from Operations less Cash Capital Expenditures.
3. Adjusted EBITDA less Cash Capital Expenditures..
4. Adjusted to reflect lower pro forma capital and restructuring expenditures.

22

Industrial Services/Route-Based Peer Comparisons[1]

	Business Overview	2019E Financial Metrics			Growth	Valuation
Company	Description	OP Margin	Adj. EBITDA Margin	Capex (% of Rev)	3-Year Adj. EBITDA CAGR	EV / Adj. EBITDA
The Brink's Company (BCO)	Cash Management	~11%	~15%	~5%[2]	~19%	~10x
Cintas Corporation (CTAS)	Uniform rental and cleaning services	~17%	~22%	~3%	~20%	~20x
Iron Mountain, Inc. (IRM)	Information protection and storage	~19%	~34%	~13%	~10%	~13x
Rollins, Inc. (ROL)	Pest control	~16%	~20%	~1%	~8%	~30x
ServiceMaster Global Holdings, Inc. (SERV)	Pest control	~17%	~22%	~2%	~0%[3]	~20x
Stericycle, Inc. (SRCL)	Medical waste management	~14%	~17%	~5%	~(12%)	~13x
UniFirst Corporation (UNF)	Uniform rental and cleaning services	~12%	~17%	~6%	~5%	~11x
Waste Management, Inc. (WM)	Non-hazardous waste management	~18%	~28%	~11%	~6%	~14x
Peer Average ex. BCO		~16%	~23%	~6%	~5%	~17x[4]
					Average ex. ROL	~15x

1. Financial metrics and calculations based on 2016-2019 fiscal year-end non-GAAP actuals and estimates, BCO guidance, Factset data and broker consensus estimates, publically available information, and internal estimates as of October 18, 2019. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations. See detailed reconciliations of non-GAAP to GAAP results in the appendix.
2. Cash CapEx including CompuSafe®. Excludes financing leases.
3. Adjusted to account for the disposition of American Home Shield in the fourth quarter of 2018.
4. Including Prosegur Cash SA (BME:CASH) and Loomis (OMX:LOOMB), the peer average is reduced from ~17x to ~15x.

23

Estimated Cash Payments to Frozen U.S. Pension Plan ($ Millions) Payments to Primary U.S. Pension Payments to UMWA $504 $17 $28 $24 $19 $32 $32 $6 $1 2019 2020 2021 2022 2023 2024 2025 2026 2018 2025 2026 2027 After 2027 Primary US Pension • $87 million prepaid pension contribution in 2014 • Based on actuarial assumptions, no additional cash contributions expected until 2022 • Remeasurement occurs every year-end: disclosed in 10K • Derisking: annuitized $54 million of U.S. Pension liabilities with $53 million of plan assets in October 2019 • Outplaced 20% of plan participants • Reduced administration • Reduced PBGC premiums • ~$20 million non-cash GAAP settlement charge expected in 4Q 2019 UMWA • Based on actuarial assumptions, no cash payments expected until 2025 24

2016 - 2017 Non-GAAP Results Reconciled to GAAP (1 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016					2017				
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Revenues:										
GAAP	$ 721.8	739.5	755.8	803.5	3,020.6	$ 788.4	805.9	849.5	903.2	3,347.0
Venezuela operations[a]	(32.1)	(21.5)	(20.4)	(35.4)	(109.4)	(48.1)	(46.3)	(20.8)	(38.9)	(154.1)
Acquisitions and dispositions[a]	(0.8)	(1.5)	(0.5)	-	(2.8)	-	-	-	-	-
Non-GAAP	$ 688.9	716.5	734.9	768.1	2,908.4	$ 740.3	759.6	828.7	864.3	3,192.9
Operating profit (loss):										
GAAP	$ 23.5	32.2	59.7	69.1	184.5	$ 70.9	48.3	66.4	88.3	273.9
Venezuela operations[a]	(2.7)	(1.6)	(2.2)	(12.0)	(18.5)	(21.1)	4.5	(2.5)	(1.3)	(20.4)
Reorganization and Restructuring[a]	6.0	2.1	2.3	19.9	30.3	4.1	5.6	6.4	6.5	22.6
Acquisitions and dispositions[a]	6.8	7.4	3.2	2.1	19.5	(0.4)	2.4	6.1	(2.8)	5.3
Non-GAAP	$ 33.6	40.1	63.0	79.1	215.8	$ 53.5	60.8	76.4	90.7	281.4
Interest expense:										
GAAP	$ (4.9)	(4.9)	(5.1)	(5.5)	(20.4)	$ (4.8)	(6.0)	(7.7)	(13.7)	(32.2)
Venezuela operations[a]	0.1	-	-	-	0.1	-	-	-	0.1	0.1
Acquisitions and dispositions[a]	-	-	-	-	-	-	-	0.8	0.3	1.1
Non-GAAP	$ (4.8)	(4.9)	(5.1)	(5.5)	(20.3)	$ (4.8)	(6.0)	(6.9)	(13.3)	(31.0)
Taxes:										
GAAP	$ 9.4	14.5	19.5	35.1	78.5	$ 14.4	17.3	16.4	109.6	157.7
Retirement plans[c]	2.6	2.9	2.9	2.9	11.3	2.7	3.1	3.2	3.6	12.6
Venezuela operations[a]	(2.5)	(4.7)	(2.4)	(4.5)	(14.1)	(4.9)	(3.8)	(3.1)	(0.9)	(12.7)
Reorganization and Restructuring[a]	1.9	0.6	0.7	4.2	7.4	1.4	1.9	2.2	2.1	7.6
Acquisitions and dispositions[a]	0.3	0.9	0.2	0.4	1.8	0.2	0.3	2.5	1.5	4.5
Deferred tax valuation allowance[b]	-	-	-	(14.7)	(14.7)	-	-	-	-	-
Prepayment penalties[d]	-	-	-	-	-	-	-	2.4	(2.2)	0.2
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	1.4	(0.9)	0.5
Tax reform[f]	-	-	-	-	-	-	-	-	(86.0)	(86.0)
Tax on accelerated income[g]	-	-	-	-	-	-	-	-	0.4	0.4
Income tax rate adjustment[h]	(1.7)	(1.5)	0.1	3.1	-	2.5	(0.3)	(1.5)	(0.7)	-
Non-GAAP	$ 10.0	12.7	21.0	26.5	70.2	$ 16.3	18.5	23.5	26.5	84.8

Amounts may not add due to rounding.
See slide 27 for footnote explanations.

25

2016 - 2017 Non-GAAP Results Reconciled to GAAP (2 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016 Q1	2016 Q2	2016 Q3	2016 Q4	2016 Full Year	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2017 Full Year
Income (loss) from continuing operations attributable to Brink's:										
GAAP	$ (3.1)	0.3	24.5	14.5	36.2	$ 34.7	14.3	19.9	(52.0)	16.9
Retirement plans[c]	4.7	5.2	5.0	5.3	20.2	4.6	5.5	5.8	6.4	22.3
Venezuela operations[a]	1.7	5.0	0.4	(4.5)	2.6	(8.4)	8.3	0.9	-	0.8
Reorganization and Restructuring[a]	4.1	1.5	1.7	16.4	23.7	2.4	3.6	4.0	4.2	14.2
Acquisitions and dispositions[a]	6.5	6.5	2.9	2.3	18.2	(0.6)	2.1	4.4	2.3	8.2
Deferred tax valuation allowance[b]	-	-	-	14.7	14.7	-	-	-	-	-
Prepayment penalties[d]	-	-	-	-	-	-	-	4.1	4.0	8.1
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	2.7	(1.6)	1.1
Tax reform[f]	-	-	-	-	-	-	-	-	86.0	86.0
Tax on accelerated income[g]	-	-	-	-	-	-	-	-	(0.4)	(0.4)
Income tax rate adjustment[h]	2.1	1.8	(0.2)	(3.7)	-	(2.7)	0.3	1.7	0.7	-
Non-GAAP	$ 16.0	20.3	34.3	45.0	115.6	$ 30.0	34.1	43.5	49.6	157.2
EPS:										
GAAP	$ (0.06)	0.01	0.48	0.28	0.72	$ 0.67	0.28	0.38	(1.02)	0.33
Retirement plans[c]	0.09	0.10	0.10	0.10	0.39	0.09	0.11	0.11	0.12	0.43
Venezuela operations[a]	0.04	0.09	0.01	(0.09)	0.05	(0.16)	0.15	0.02	-	0.02
Reorganization and Restructuring[a]	0.08	0.03	0.04	0.33	0.47	0.04	0.07	0.08	0.08	0.27
Acquisitions and dispositions[a]	0.13	0.13	0.06	0.04	0.37	(0.01)	0.04	0.09	0.05	0.16
Deferred tax valuation allowance[b]	-	-	-	0.29	0.29	-	-	-	-	-
Prepayment penalties[d]	-	-	-	-	-	-	-	0.08	0.08	0.16
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	0.05	(0.03)	0.02
Tax reform[f]	-	-	-	-	-	-	-	-	1.65	1.66
Tax on accelerated income[g]	-	-	-	-	-	-	-	-	(0.01)	(0.01)
Income tax rate adjustment[h]	0.04	0.04	(0.01)	(0.07)	-	(0.05)	0.01	0.03	0.01	-
Share adjustment[i]	-	-	-	-	-	-	-	-	0.02	-
Non-GAAP	$ 0.32	0.40	0.68	0.88	2.28	$ 0.58	0.66	0.84	0.95	3.03
Depreciation and Amortization:										
GAAP	$ 32.2	32.9	32.4	34.1	131.6	$ 33.9	34.6	37.9	40.2	146.6
Venezuela operations[a]	(0.1)	(0.2)	(0.1)	(0.3)	(0.7)	(0.4)	(0.4)	(0.4)	(0.5)	(1.7)
Reorganization and Restructuring[a]	-	-	-	(0.8)	(0.8)	(0.9)	(0.6)	(0.5)	(0.2)	(2.2)
Acquisitions and dispositions[a]	(0.9)	(0.9)	(0.9)	(0.9)	(3.6)	(0.6)	(1.1)	(2.7)	(4.0)	(8.4)
Non-GAAP	$ 31.2	31.8	31.4	32.1	126.5	$ 32.0	32.5	34.3	35.5	134.3

Amounts may not add due to rounding.
See slide 27 for footnote explanations.

26

2016 - 2017 Non-GAAP Results Reconciled to GAAP (3 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016					2017				
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA[j]:										
Net income (loss) attributable to Brink's - GAAP	$ (3.1)	0.3	24.5	12.8	34.5	$ 34.7	14.2	19.9	(52.1)	16.7
Interest expense - GAAP	4.9	4.9	5.1	5.5	20.4	4.8	6.0	7.7	13.7	32.2
Income tax provision - GAAP	9.4	14.5	19.5	35.1	78.5	14.4	17.3	16.4	109.6	157.7
Depreciation and amortization - GAAP	32.2	32.9	32.4	34.1	131.6	33.9	34.6	37.9	40.2	146.6
EBITDA	$ 43.4	52.6	81.5	87.5	265.0	$ 87.8	72.1	81.9	111.4	353.2
Discontinued operations - GAAP	-	-	-	1.7	1.7	-	0.1	-	0.1	0.2
Retirement plans[c]	7.3	8.1	7.9	8.2	31.5	7.3	8.6	9.0	10.0	34.9
Venezuela operations[a]	(1.0)	0.1	(2.1)	(9.3)	(12.3)	(13.7)	4.1	(2.6)	(1.5)	(13.7)
Reorganization and Restructuring[a]	6.0	2.1	2.4	19.8	30.3	2.9	4.9	5.7	6.1	19.6
Acquisitions and dispositions[a]	5.9	6.5	2.2	1.8	16.4	(1.0)	1.3	3.4	(0.5)	3.2
Prepayment penalties[d]	-	-	-	-	-	-	-	6.5	1.8	8.3
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	4.1	(2.5)	1.6
Income tax rate adjustment[h]	0.4	0.3	(0.1)	(0.6)	-	(0.2)	-	0.2	-	-
Share-based compensation[i]	2.8	2.1	1.8	2.8	9.5	4.5	4.0	4.0	5.2	17.7
Adjusted EBITDA	$ 64.8	71.8	93.6	111.9	342.1	$ 87.6	95.1	112.2	130.1	425.0

The outlook for 2019 Non-GAAP Adjusted EBITDA, 2019 Non-GAAP operating profit, 2019 non-GAAP EPS, and 2019 free cash flow before dividends cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items could be significant to our GAAP results and cash flows. The Non-GAAP outlook for 2019 and 2020 capital expenditures excludes forecasted capital leases and CompuSafe additions for those years. The Non-GAAP outlook for year-end 2019 Net Debt does not include any forecasted changes to the 2018 balance of restricted cash borrowings or certain cash amounts held by Cash Management Services operations. However, it does include forecasted utilization of debt capacity for announced and potential business acquisitions as well as forecasted cash flow impact from closed, announced and potential business acquisitions.

(a) See "Other Items Not Allocated To Segments" on slide 28 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.
(b) There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and the timing of tax deductions related to executive leadership transition.
(c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.
(d) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.
(e) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.
(f) Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017. This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.
(g) The non-GAAP tax rate excludes the 2017 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.
(h) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 34.2% for 2017 and 36.8% for 2016.
(i) There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
(j) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.

Amounts may not add due to rounding

27

Non-GAAP Reconciliation - Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited)) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assessed segment performance and made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016 and additional charges of $17.3 million in 2017. Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and additional charges of $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017, primarily severance costs. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2017 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. - Fourth quarter 2017 gain of $7.8 million related to the sale of real estate in Mexico. - Severance costs of $4.0 million related to our 2017 acquisitions in Argentina and Brazil. - Transaction costs of $2.6 million related to acquisitions of new businesses in 2017. - Currency transaction gains of $1.8 million related to acquisition activity. 2016 Acquisitions and Dispositions - Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. - Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. - Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016. 28

Non-GAAP Reconciliation - Other The Brink’s Company and subsidiaries Non-GAAP Reconciliations — Other Amounts (Unaudited) (In millions) Amounts Used to Calculate Reinvestment Ratio Property and Equipment Acquired During the Period Full-Year Full Year Full Year Full Year 2015 2016 2017 2018 Capital expenditures — GAAP 101.1 112.2 174.5 155.1 Financing leases — GAAP 18.9 29.4 51.7 51.9 Total Property and equipment acquired 120.0 141.6 226.2 207.0 Venezuela property and equipment acquired (4.3) (5.0) (4.2) - CompuSafe (10.2) (13.1) (37.5) (25.1) Total property and equipment acquired excluding Venezuela & CompuSafe 105.5 123.5 184.5 181.9 Depreciation Depreciation and amortization — GAAP 139.9 131.6 146.6 162.3 Amortization of intangible assets (4.2) (3.6) (8.4) (17.7) Venezuela depreciation (3.9) (0.7) (1.7) (1.1) Reorganization and Restructuring - (0.8) (2.2) (1.9) CompuSafe (14.2) (14.9) (15.6) (15.9) Depreciation and amortization — Non-GAAP (excluding CompuSafe) 117.6 111.6 118.7 125.7 Reinvestment Ratio 0.9 1.1 1.6 1.4 29

Non-GAAP Reconciliation – Cash Flows The Brink’s Company and subsidiaries (In millions) Full Year Full Year 2017 2018 Cash flows from operating activities Operating activities - GAAP $ 296.4 $ 364.1 Venezuela operations (17.3) (0.4) (Increase) decrease in restricted cash held for customers (44.3) (44.4) (Increase) decrease in certain customer obligations(a) (6.1) 1.7 Operating activities - non-GAAP $ 228.7 $ 321.0 Capital expenditures – GAAP (174.5) (155.1) Venezuela property and equipment acquired 4.2 - Free cash flow before dividends $ 58.4 $ 165.9 (a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources. Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding cash flows from Venezuela operations, the impact of cash received and processed in certain of our Cash Management Services operations and capital expenditures, adjusted for Venezuela property and equipment acquired. We believe this measure is helpful in assessing cash flows from operations, enables period-to- period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows. 30

Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations - Net Debt (Unaudited) (In millions) December 31, December 31, (In millions) 2017 2018 Debt: Short-term borrowings $ 45.2 $ 28.9 Long-term debt 1,191.5 1,525.1 Total Debt 1,236.7 1,554.0 Restricted cash borrowings(a) (27.0) (10.5) Total Debt without restricted cash borrowings 1,209.7 1,543.5 Less: Cash and cash equivalents 614.3 343.4 Amounts held by Cash Management Services operations(b) (16.1) (14.1) Cash and cash equivalents available for general corporate purposes 598.2 329.3 Net Debt $ 611.5 $ 1,214.2 a) Restricted cash borrowings are related to cash borrowed under lending arrangements used in the process of managing customer cash supply chains, which is currently classified as restricted cash and not available for general corporate purposes. b) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2017 and December 31, 2018. 31